10.2 Purchase Agreement between EMB and e-Net Financial Corporation dated December 22, 1999 for VPN.


                        JOINT VENTURE PURCHASE AGREEMENT

     THIS PURCHASE AGREEMENT (the "Agreement") is made and entered into by and between E-NET FINANCIAL CORPORATION, hereinafter referred to as "Purchaser" or "E-NET"; and EMB, CORPORATION, hereinafter referred to as EMB or "Seller".

                                    PREAMBLE

     WHEREAS, the Seller, a corporation organized under the laws of the State of Hawaii, holds a Fifty Percent (50%) Interest in VPN.COM JV PARTNERS (VPN); and

     WHEREAS, the Purchaser desires to acquire said interest in Joint Venture;

and

WHEREAS, Seller is agreeable to the foregoing:

     NOW THEREFORE, in consideration of the mutual promises and covenants contained herein the parties hereto agree and contract as follows:

                                   ARTICLE ONE
                               PURCHASE PROVISIONS

1.1  Purchase and Sale

     The Seller hereby agrees to sell to the Purchaser and Purchaser hereby agrees to purchase from Seller the aforementioned Interest in VPN, in and for the total sum of Five Hundred Thousand (500,000) Shares of EMB Corporation Common Stock as set forth in APPENDIX I.

1.2 This agreement shall survive any reorganization, merger, or change of control of EMB, Corporation occurring during the term hereof.


                                   ARTICLE TWO
                         REPRESENTATIONS AND WARRANTIES

2.1  SELLER

     Seller does hereby represent and warrant to the Purchaser, as a material inducement to its entry into this Agreement, that prior to the close of this Agreement, that:

     (a) The conduct of the Corporation's business is in full compliance with all applicable Federal, state and local governmental statutes, rules, regulations, ordinances and decrees;

     (b) Upon execution of this agreement, Purchaser will become the owner of record of the Corporation's interest in VPN.COM JV PARTNERS

     (c) The Corporation is not a party to any agreement or understanding for the sale or exchange of inventory or services for consideration other than cash or at a discount in excess of normal discount for quantity or cash payment;

     (d) The Corporation has filed with the appropriate governmental agencies all tax returns and tax reports required to be filed; all Federal, state and local income, franchise, sales, use, occupation or other taxes due have been fully paid.

     (e) The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require the consent, authority or approval of any other person or entity except such as has been obtained;

     (f) Annexed hereto and made a part hereof as part of APPENDIX I are true, correct and current copies of the Corporation's Articles of Incorporation.

10.2 Purchase Agreement between EMB and e-Net Financial Corporation dated December 22, 1999 for VPN.


                                  ARTICLE THREE
                                  MISCELLANEOUS
                               GENERAL PROVISIONS

1.   ENTIRETY

     This Agreement together with the instruments referred to herein, contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein. All prior agreements whether written or oral are merged herein and shall be of no force or effect.

2.   SURVIVAL

     The several representations, warranties and covenants herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any party. The Seller hereby covenants that he has not failed to disclose any material fact or circumstance to Purchaser, which if known to the Purchaser prior to or during this transaction would alter the Purchaser's decision as to if or in what manner the Purchaser would acquire the subject shares from Seller.

3.   SEVERABILITY

     If any provision of this Agreement or any application of such provision to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement shall not be affected thereby.

4.   GOVERNING LAW

     This Agreement be construed in accordance with the laws of the State of Nevada.

5.   LITIGATION

     In the event disputes arise from a difference of interpretation of or the failure of either party to perform the terms of this Agreement, such disputes shall not be litigated but submitted to binding arbitration for final settlement. For the purposes of this Agreement, any damages, and costs arising from such disputes awarded to the prevailing party shall not exceed the sum of $100,000.00 plus interest at 10% APR, attorney, and arbitration costs in the aggregate; with such sum being deemed liquidated damages hereunder.

6.   BENEFIT OF AGREEMENT

     The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties their successors, estate, heirs and legatees. Notwithstanding anything contained herein elsewhere, no portion of this agreement or any rights granted thereunder may be assigned, transferred, or hypothecated by Purchaser without the prior written consent of Seller.

7.   FURTHER ASSURANCES

     The parties agree to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfer, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purposes of this agreement.

10.2 Purchase Agreement between EMB and e-Net Financial Corporation dated December 22, 1999 for VPN.


8.   STATUS

     Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, employer-employee relationship, lessor-lessee relationship or principal agent relationship; but, rather, the relationship established pursuant hereto shall be that of Purchaser and Seller.

9.   TERMINATION

     In the event that both parties fail to complete the terms and conditions of this Agreement, as contemplated in Article One hereof, then this Agreement shall be deemed terminated and void as between the Parties, with no party having any rights or liabilities against the other. The term of this agreement shall not exceed five years from date of the execution hereof.

10.  AMENDMENT

     No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, subscribed by both parties to this Agreement.

11.  NOTICES

     All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     TO PURCHASER;

     2102 Business Center Drive, #115E
     Irvine Ca 92612

     TO EMB, Corporation:

     3200 S. Bristol St. 8th Floor
     Costa Mesa Ca 92626



IN WITNESS WHEREOF, the parties hereto execute this agreement on the date stated below.

SELLER:
EMB Corporation




BY:__________________________                 Date:_________________




PURCHASER:
e-Net Financial Corporation




BY_____________________                        Date:________________


include: APPENDICES I

10.2 Purchase Agreement between EMB and e-Net Financial Corporation dated December 22, 1999 for VPN.


                                   APPENDIX I

                  DESCRIPTION OF CONSIDERATION FOR THE PURCHASE
              OF EMB CORPORATION'S INTEREST IN VPN.COM JV PARTNERS




Terms and conditions of payment:

     3. E-Net Financial Corporation to transfer ownership in 500,000 shares of EMB Common Stock upon execution of this Agreement.